                                                                    Exhibit 99.1

                          TELESPECTRUM WORLDWIDE INC.

                         401(k) RETIREMENT SAVINGS PLAN

                               TABLE OF CONTENTS

I

          NAME AND PURPOSE OF PLAN..........................................  1
          1.01  Name........................................................  1
          1.02  Effective Date..............................................  1
          1.03  Purpose of the Plan.........................................  1
          1.04  Qualification Under the Internal Revenue Code...............  1

II
          DEFINITIONS.......................................................  2
          2.01  Account.....................................................  2
          2.02  Affiliated Employer.........................................  3
          2.03  Authorized Leave of Absence.................................  3
          2.04  Beneficiary.................................................  3
          2.05  Board of Directors..........................................  3
          2.06  Break in Service............................................  3
          2.07  Code........................................................  3
          2.08  Committee...................................................  3
          2.09  Company.....................................................  3
          2.10  Compensation................................................  3
          2.11  Disability..................................................  4
          2.12  Effective Date..............................................  4
          2.13  Election Date...............................................  4
          2.14  Employee....................................................  4
          2.15  Employer....................................................  4
          2.16  Entry Date..................................................  4
          2.17  ERISA.......................................................  4
          2.18  Forfeiture..................................................  5
          2.19  Highly Compensated Employee.................................  5
          2.20  Hours of Service............................................  5
          2.21  Income......................................................  6
          2.22  Merger Date.................................................  6
          2.23  Normal Retirement Age.......................................  6
          2.24  Normal Retirement Date......................................  6
          2.25  Participant.................................................  7
          2.26  Plan........................................................  7
          2.27  Plan Administrator..........................................  7
          2.28  Plan Year...................................................  7
          2.29  Predecessor Account.........................................  7

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

          2.30  Predecessor Plan............................................  7
          2.31  Qualified Military Service..................................  7
          2.32  Regulations.................................................  7
          2.33  Required Beginning Date.....................................  7
          2.34  Trust.......................................................  8
          2.35  Trustee.....................................................  8
          2.36  Valuation Date..............................................  8
          2.37  Year of Eligibility Service.................................  8
          2.38  Year of Service.............................................  8

III

          ELIGIBILITY, PARTICIPATION, AND SERVICE...........................  9
          3.01  Eligibility and Participation...............................  9
          3.02  Cessation of Participation and Service......................  9
          3.03  Participation Upon Reemployment.............................  9
          3.04  Service Upon Reemployment................................... 10
          3.05  Transfers of Employment..................................... 10

IV
          CONTRIBUTIONS AND FORFEITURES..................................... 11
          4.01  Employer Contributions...................................... 11
          4.02  Participant Salary Reduction Agreement...................... 13
          4.03  Disposition of Forfeitures.................................. 15
          4.04  Restoration of Forfeitures and Repayment.................... 15
          4.05  Rollover and Transfer Contributions......................... 15
          4.06  Predecessor Accounts........................................ 16
          4.07  Limitation on Salary Reduction Contributions................ 17
          4.08  Limitation on Employer Matching Contributions............... 17
          4.09  Adjustment to Actual Deferral Percentage Tests.............. 19
          4.10  Adjustment to Actual Contribution Percentage Test........... 20
          4.11  Refunds to Employer......................................... 21
          4.12  Plan Aggregation............................................ 21

V
          ALLOCATIONS TO PARTICIPANTS' ACCOUNTS............................. 22
          5.01  Individual Accounts......................................... 22
          5.02  Account Adjustments......................................... 22
          5.03  Maximum Additions........................................... 23
          5.04  Top-Heavy Provisions........................................ 24
          5.05  Investment of Contributions................................. 29


VI
          BENEFITS.......................................................... 30
          6.01  Retirement or Disability.................................... 30
          6.02  Death....................................................... 30
          6.03  Termination for Other Reasons............................... 30
          6.04  Payment of Benefits......................................... 31
          6.05  Waiver of Qualified Joint and Survivor Annuity.............. 33
          6.06  Qualified Preretirement Survivor Annuity.................... 35
          6.07  Designation of Beneficiary.................................. 36
          6.08  Hardship Withdrawals........................................ 37
          6.09  Distributions at Age 59-1/2................................. 38
          6.10  Spousal Consent............................................. 38
          6.11  Optional Trustee-to-Trustee Transfers....................... 38

VII

          PARTICIPANT LOANS................................................. 40
          7.01  Loans to Participants....................................... 40

VIII
          ADMINISTRATION OF THE PLAN........................................ 44
          8.01  Appointment of Committee.................................... 44
          8.02  Meetings.................................................... 44
          8.03  Quorum...................................................... 44
          8.04  Powers, Duties, and Responsibilities of the Committee....... 45
          8.05  Expenses.................................................... 46
          8.06  Liability of Committee Members.............................. 46
          8.07  Benefit Claims Procedure: Review Procedure.................. 46
          8.08  Reliance on Reports and Certificates........................ 48
          8.09  Committee Member's Own Benefits............................. 48

IX
          AMENDMENT OR TERMINATION.......................................... 49
          9.01  Amend or Terminate.......................................... 49
          9.02  Mergers, Consolidations, and Transfers...................... 49
          9.03  Discontinuance of Contributions............................. 49
          9.04  Vesting Upon Termination, Partial Termination, or
                Discontinuance of Contributions............................. 50
          9.05  Option to Distribute Assets................................. 50


X
          GENERAL PROVISIONS................................................ 51
          10.01  No Guarantee of Employment................................. 51
          10.02  Payments to Minors and Incompetents........................ 51
          10.03  Non-Alienation of Benefits................................. 51
          10.04  Qualified Domestic Relations Order......................... 51
          10.05  Evidence of Survivor....................................... 53
          10.06  Governing Law.............................................. 53
          10.07  Uniform Administration..................................... 53
          10.08  Source of Payments......................................... 53

XI
          ADOPTION OF PLAN BY SUBSIDIARIES.................................. 55
          11.01  Procedure for Adoption..................................... 55
          11.02  Termination of Participation by Other Employers............ 55
          11.03  Termination Rights of Other Employers...................... 55

APPENDIX A PREDECESSOR PLANS................................................ 57

APPENDIX B SERVICE CREDIT FOR PRIOR EMPLOYMENT.............................. 58

                                   ARTICLE  I

                            NAME AND PURPOSE OF PLAN
                            ------------------------

          1.01      Name.  This Plan shall be known as the "TeleSpectrum
                    ----
Worldwide Inc. 401(k) Retirement Savings Plan."

          1.02      Effective Date.  The Effective Date of the Plan is January
                    --------------
1, 1997.

          1.03      Purpose of the Plan.  The basic purpose of the Plan and
                    -------------------
Trust is to encourage eligible employees to build financial security by enabling them to accumulate assets in a trust fund through convenient payroll reductions which are enhanced by contributions from TeleSpectrum Worldwide Inc. (the "Employer"). The Plan is designed to supplement employees' income when they retire, as well as to help them meet preretirement financial emergencies. The trust fund will be invested in a variety of investment media.

          1.04      Qualification Under the Internal Revenue Code.  It is
                    ---------------------------------------------
intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of Code section 401(k) be satisfied as to that portion of the Plan represented by contributions made pursuant to Participant salary deferral elections, and that the Trust be exempt from federal income taxation pursuant to the provisions of Code section 501(a). Subject to Section 4.11 (identifying certain circumstances authorized by statute or regulation, the occurrence of which may result in refunds to the Employer of amounts contributed under the Plan), the assets of the Plan shall be applied exclusively for the purposes of providing benefits to Participants and Beneficiaries under the Plan and for defraying expenses incurred in the administration of the Plan and Trust.

                                  ARTICLE  II

                                  DEFINITIONS
                                  -----------


          As used in the Plan, the following words will have the meanings indicated, unless the context clearly requires a different meaning. The masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates to the contrary.

          2.01      Account.  The entire interest of a Participant in the Plan.
                    -------
A Participant's Account shall consist of the following subaccounts:

                    (a) Tax-Deferred Account. The subaccount maintained for a
                        --------------------
Participant to record salary reduction contributions, as described in Section 4.01(a), made to the Plan on the Participant's behalf by the Employer pursuant to a salary reduction agreement, and adjustments for Income and distributions relating thereto. A Participant's Tax-Deferred Account also shall include his salary reduction contributions made under a Predecessor Plan, and adjustments for Income and distributions relating thereto.

                    (b) Matching Contributions Account. The subaccount
                        ------------------------------
maintained for a Participant to record Employer matching contributions, as described in Section 4.01(b), made to the Plan on the Participant's behalf, and adjustments for Income and distributions relating thereto. A Participant's Matching Contributions Account also shall include his employer matching contributions made under a Predecessor Plan, and adjustments for Income and distributions relating thereto.

                    (c) Profit Sharing Account.  The subaccount maintained for a
                        ----------------------
Participant to record Employer profit sharing contributions, as described in
Section 4.01(c), made to the Plan on his behalf by the Employer, and adjustments for Income and distributions relating thereto. A Participant's Profit Sharing Account also shall include employer profit sharing contributions made under a Predecessor Plan, and adjustments for Income and distributions relating thereto.

                    (d) Transfer Account. The subaccount maintained for a
                        ----------------
Participant to record, as of any Valuation Date, the amount the Participant may have elected to transfer from one or more plans qualified under Code section 401(a), as described in Section 4.05, and adjustments for Income and distributions relating thereto.

                    (d) Rollover Account. The subaccount maintained for a
                        ----------------
Participant to record his Rollover Contribution, as described in Section 4.05, and adjustments for Income and distributions relating thereto.

          2.02      Affiliated Employer.  The Employer and any corporation which
                    -------------------
is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code section 414(o).

          2.03      Authorized Leave of Absence.  Any absence authorized under
                    ---------------------------
an Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leave of Absence, and provided further that the Employee returns or retires within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence, provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment, and provided further that the Employee returns to employment with the Employer within the period provided by such law. A maternity or paternity leave of absence from work for any period of time by reason of the Employee's pregnancy, birth or adoption of the Employee's child, or absence for the purpose of caring for the child immediately after birth or adoption, shall be considered an Authorized Leave of Absence.

          2.04      Beneficiary.  The person or persons designated by a
                    -----------
Participant in accordance with the provisions of Section 6.07 to receive any death benefits payable under this Plan.

          2.05      Board of Directors.  The board of directors of the Company.
                    ------------------

          2.06      Break in Service.  For purposes of vesting, a Plan Year
                    ----------------
during which the Employee has not completed more than 500 Hours of Service. An Employee shall not incur a Break in Service for any Plan Year in which he becomes a Participant, dies, retires, or suffers a Disability.

          2.07      Code.  The Internal Revenue Code of 1986, as amended, and
                    ----
any successor statute of similar purpose.

          2.08      Committee.  The Plan Administrator, as appointed by the
                    ---------
Board of Directors, pursuant to Section 8.01.

          2.09      Company.  TeleSpectrum Worldwide Inc., a Delaware
                    -------
corporation, its successor, or successors.

          2.10      Compensation.  The total remuneration paid by the Employer
                    ------------
to or on behalf of the Participant during the Plan Year as reported on Form W-2, exclusive of compensation paid or accrued with respect to service performed prior to the date on which the Employee became a Participant. Compensation shall include any amount which is contributed to an employee benefit plan for the Employee by the Employer pursuant to a salary reduction agreement, and which is not includible in the gross income of the Employee under Code section 125, 402(e)(3), 402(h)(1)(B) or 403(b); provided, however, the Compensation of any Participant for any Plan Year shall be limited to $150,000, or such other amount as may be applicable under Code section 401(a)(17) and the Regulations thereunder.

          2.11      Disability.   A Participant's inability to engage in any
                    ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

          2.12      Effective Date.  January 1, 1997.
                    --------------

          2.13      Election Date.  The first business day of the calendar
                    -------------
quarter and such other time or times as the Committee shall determine.

          2.14      Employee.  Any person who is employed by an Employer other
                    --------
than (i) any person whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (ii) any person who, as to the United States, is a non-resident alien with no U.S. source income from the Employer, and (iii) any person who is an employee of the Employer solely by reason of being designated by the Employer as a leased employee within the meaning of Code section 414(n) or 414(o).

          2.15      Employer.  The Company and any Affiliated Employer or other
                    --------
entity which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust.

          2.16      Entry Date.  For the purpose of determining when an Employee
                    ----------
may commence participation in the Plan after fulfilling the eligibility requirements of Section 3.01, the first day of each calendar quarter.

          2.17      ERISA.  The Employee Retirement Income Security Act of 1974,
                    -----
as amended from time to time, and any regulations issued pursuant thereto as such law affects this Plan.

          2.18      Forfeiture.  The portion of a Participant's Matching
                    ----------
Contributions Account or Profit Sharing Account which is forfeited because of the Participant's termination of employment prior to being fully vested.

          2.19      Highly Compensated Employee.  An Employee who:
                    ---------------------------

                    (a) was at any time a five-percent (5%) owner, as defined in Code section 416(i), at any time during the Plan Year or the immediately preceding Plan Year; or

                    (b) for the immediately preceding Plan Year --

                        (1) received Compensation from the Employer or an Affiliated Employer in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with Code section 414(q); and

                        (2) if the Employer elects the application of this clause in accordance with Treasury regulations, was a member of the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during the Plan Year for which such determination is being made.

A former Employee shall be treated as a Highly Compensated Employee, if such Employee was a Highly Compensated Employee while an active Employee in either the Plan Year in which such Employee separated from service or in any Plan Year ending on or after his 55th birthday.

          2.20      Hours of Service.  Hours of Service shall include the
                    ----------------
following:

                    (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or Affiliated Employer.

                    (b) Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by an Employer or Affiliated Employer(regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, layoff, jury duty, military duty, or Authorized Leave of Absence, excluding, however, any period for which a payment is made or due under this Plan or under a plan maintained solely for the purpose of complying with Workers' Compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically related expenses. An Employee shall be deemed to be "directly or indirectly paid or entitled to payment by an Employer or Affiliated Employer" regardless of whether such payment is (1) made by or due from an Employer or Affiliated Employer directly, or (2) made indirectly through a trust fund, insurer, or other entity to which an Employer or Affiliated Employer contributes or pays premiums.

                    (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliated Employer, without duplication of hours provided above, and subject to the 501-hour restriction for periods described in the foregoing subparagraph (b).

                    (d) Each hour for which an Employee normally would have been credited (if normal hours cannot be determined, then eight hours for each day) while the Employee is absent on a maternity or paternity leave. A maternity or paternity leave occurs when the Employee is absent due to the Employee's pregnancy, the birth of the Employee's child, the placement of a child in connection with its adoption by the Employee, or the caring for a child by the Employee during the period immediately following its birth or placement for adoption. No more than 501 hours may be credited under this provision for any particular maternity or paternity leave. All the hours shall be credited (under this provision) in the Plan Year the absence begins only if it is necessary to prevent a Break in Service in that Plan Year. Otherwise, all the hours shall be credited in the following Plan Year. An Employer may require certification, under reasonable and uniform rules, to establish the basis of the absence under this provision.

          In the case of an Employee who was employed by an organization which was acquired by, merged with, or became an Affiliated Employer, Hours of Service shall also include service with such other organization prior to the Effective Date, unless this Plan provides to the contrary. Appendix B, attached hereto, lists each organization for which service credit prior to the Effective Date shall be taken into account for purposes of determining Hours of Service.

          The foregoing provisions shall be administered in accordance with Department of Labor rules set forth in section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Benefit Plans.

          2.21      Income.  The net gain or loss of the Trust from investments,
                    ------
as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from the Trust. In determining the Income of the Trust as of any date, assets shall be valued on the basis of their then fair market value.

          2.22      Merger Date.  The date on which a Predecessor Plan merged
                    -----------
into the Plan.

          2.23      Normal Retirement Age.  A Participant's  sixty-fifth (65th)
                    ---------------------
birthday.

          2.24      Normal Retirement Date.  The first day of the month
                    ----------------------
coinciding with or next following a Participant's attainment of Normal Retirement Age.

          2.25      Participant.  An Employee who becomes eligible to
                    -----------
participate in the Plan pursuant to Article III, and any Participant whose employment with the Employer has terminated but who has any vested Account balance under the Plan which has not been paid in full.

          2.26      Plan.  TeleSpectrum Worldwide Inc. 401(k) Retirement Savings
                    ----
Plan, as it may be amended from time to time.

          2.27      Plan Administrator.  The Company or its appointee pursuant
                    ------------------
to Article VIII.

          2.28      Plan Year.  The 12-month period commencing on January 1 and
                    ---------
ending December 31.

          2.29      Predecessor Account.  For purposes of Section 4.06, the
                    -------------------
portion of a Participant's Account attributable to any amounts transferred to the Trust from the trust of a Predecessor Plan, including earning and accretions attributable thereto and reduced by all losses attributable thereto and expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

          2.30      Predecessor Plan.  Any plan which is merged or consolidated
                    ----------------
with the Plan. A list of Predecessor Plans, along with their respective Merger Dates, is attached as Appendix A.

          2.31      Qualified Military Service.  Any service in the uniformed
                    --------------------------
services (as defined in chapter 43 of title 38, United States Code) by any Employee if such Employee is entitled to reemployment rights under such chapter with respect to such service.

          2.32      Regulations.  The Income Tax Regulations as promulgated by
                    -----------
the Secretary of the Treasury or his delegate, and as amended from time to time.

          2.33      Required Beginning Date.  In the case of:
                    -----------------------

                    (a) a Participant who is a five-percent (5%) owner (within the meaning of Code section 416(i)), April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; and

                    (b) a Participant who is not a five-percent (5%) owner (within the meaning of Code section 416(i)), April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70-1/2, or (2) the calendar year in which the Participant has a separation from service; and

                    (c) a Participant who is not a five-percent (5%) owner (within the meaning of Code section 416(i)), who attained age 70-1/2 in 1996 and who had not had a Separation from Service as of January 1, 1997, April 1 of the calendar year following the calendar year in which the Participant has a separation from service.

If a Participant described in subsection (b) or (c) becomes a five-percent (5%) owner at any time after attaining age 70-1/2, his Required Beginning Date shall be April 1 of the calendar year following the calendar year in which he becomes a five-percent (5%) owner.

          2.34      Trust.  The total fund established as provided in this Plan,
                    -----
to which all contributions are paid and from which all benefits are disbursed as provided for herein, and maintained under a separate, written trust agreement between the Company and the Trustee.

          2.35      Trustee.  The bank, organization, individual, or individuals
                    -------
designated by the Board of Directors to act at any time as trustee herein or in any separate trust forming a part of this Plan and his, their, or its successor.

          2.36      Valuation Date.  Each day of the Plan Year as of which
                    --------------
assets of the Trust are valued.

          2.37      Year of Eligibility Service.  For purposes of determining
                    ----------------------------
whether an Employee is eligible to participate in the Plan, an eligibility computation period during which an Employee is credited with 1,000 or more Hours of Service. The eligibility computation period shall be the 12-month period commencing on the date the Employee is first credited with an Hour of Service and each Plan Year commencing with the Plan Year in which the Employee's first eligibility computation period ends.

An Employee shall be credited with a Year of Eligibility Service as of the date that he is designated as an Employee if he is credited with 1,000 or more Hours of Service with one of the companies listed in Appendix B during an eligibility computation period. For purposes of this paragraph, an eligibility computation period shall be the 12-month period commencing on the date the Employee is first credited with an Hour of Service with the company listed in Appendix B, and each calendar year commencing with the calendar year in which the Employee's first eligibility computation period ends.

          2.38      Year of Service.  For vesting purposes, a Plan Year during
                    ---------------
which an Employee completes 1,000 or more Hours of Service. In addition, an Employee shall be credited with a Year of Service for each calendar year prior to the effective date of his designation as an Employee during which he completes 1,000 or more Hours of Service with one of the companies listed in Appendix B, to the extent not already credited with a Year of Service for that calendar year.

                                  ARTICLE  III

                    ELIGIBILITY, PARTICIPATION, AND SERVICE
                    ---------------------------------------


          3.01      Eligibility and Participation.
                    -----------------------------

                    (a) Eligibility.
                        -----------

                        (1) Each Employee shall become a Participant on the first Entry Date following his attainment of age 21 and completion of one (1) Year of Service.

                        (2) Notwithstanding the foregoing, any Employee who was a participant in a Predecessor Plan immediately prior to the applicable Merger Date shall become a Participant in the Plan on the Merger Date.

                        (3) Notwithstanding the foregoing, no person shall be admitted as a Participant if he is no longer an Employee on the date as of which he would otherwise have become a Participant.

                    (b) Participation. In order to make salary reduction
                        -------------
contributions, each Employee who satisfies the requirements of Section 3.01(a) must make written application to his Employer on a form provided by the Committee and agree to the terms thereof.

                    (c) Election Not to Participate. An Employee who does not
                        ---------------------------
elect to participate in the Plan pursuant to Section 3.01(b) shall not participate in the salary reduction and employer matching features of the Plan specified in Sections 4.01(a) and (b). The Employee, however, shall automatically participate in the profit sharing feature of the Plan specified in
Section 4.01(c).

          3.02      Cessation of Participation and Service.  In the case of
                    --------------------------------------
retirement, Disability, death, or any other termination of employment, active participation in the Plan shall cease upon termination of employment, except that such Participant's Account shall continue to accrue its ratable share of Income. Termination of employment may result from retirement, Disability, death, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with an Employer or to retire by the date on which an Authorized Leave of Absence expires.

          3.03      Participation Upon Reemployment.  Each Employee who had been
                    -------------------------------
eligible to participate or had been a Participant prior to termination of employment shall be eligible to participate in the Plan immediately upon his reemployment.

          3.04      Service Upon Reemployment.  If an Employee is reemployed
                    -------------------------
before incurring a one-year Break in Service, he shall continue to participate in the Plan in the same manner as if such termination had not occurred. If an Employee is reemployed after incurring a one-year Break in Service, the Employee shall be credited with Hours of Service worked prior to his one-year Break in Service for purposes of determining his Years of Service and Years of Eligibility Service under the Plan.

           3.05     Transfers of Employment.
                    -----------------------

                    (a) A Participant shall be credited with Hours of Service for employment with any Affiliated Employer for purposes of determining his Years of Service and Years of Eligibility Service.

                    (b) If a Participant is transferred to employment with an Affiliated Employer but such Affiliated Employer has not adopted the provisions of this Plan, during the period of his employment in such ineligible position:
(i) any salary reduction agreement in effect under Section 4.02 shall be deemed null and void, (ii) he shall receive no Employer matching contributions under
Section 5.02(c), (iii) he shall receive no Employer profit sharing contribution allocations under Section 5.02(d), and (4) he shall continue to participate in Income allocations pursuant to Section 5.02(a).

                                  ARTICLE  IV

                         CONTRIBUTIONS AND FORFEITURES
                         -----------------------------


   4.01   Employer Contributions.
          ----------------------

          (a) Salary Reduction Contributions.  For each Plan Year, there shall
              ------------------------------
be contributed to the Plan an amount equal to the salary reduction contributions elected under Section 4.02 by each Participant for such Plan Year. Salary reduction contributions for a given Plan Year shall be deposited in the Trust as soon as such contributions can reasonably be segregated from the Employer's general assets, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash (in the case of amounts withheld by an Employer from a Participant's wages).

          (b) Employer Matching Contributions.  For each Plan Year the Employer
              -------------------------------
shall contribute to the Plan an Employer matching contribution which is equal to 25% of each eligible Participant's salary reduction contributions that are not in excess of 6% of each Participant's Compensation for such Plan Year.

          (c) Contributions for Periods of Qualified Military Service.
              -------------------------------------------------------
Notwithstanding any provision of the Plan to the contrary, all salary reduction contributions and Employer matching contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with Code section 414(u) as follows:

              (1)   Salary Reduction Contributions.  The Employer shall permit a
                    ------------------------------
reemployed Participant to make additional salary reduction contributions during the period which begins on the date of the reemployment of such Participant and has the same length as the lesser of the product of three (3) and the period of Qualified Military Service which resulted in such rights or five (5) years. The amount of additional salary reduction contributions permitted under this subsection (1) is the maximum amount of the salary reduction contributions that the Participant would have been permitted to make under the Plan during the Period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received compensation as determined under subsection (4). Proper adjustment shall be made to the amount determined under the preceding sentence for any salary reduction contributions actually made during the period of such Qualified Military Service.

              (2)   Matching Contributions.  The Employer shall make an Employer
                    ----------------------
matching contribution on behalf of a Participant with respect to any additional salary reduction contributions made by the Participant pursuant to subsection
(1) on the
same basis matching contributions would have been made under Section 4.01(b) had such salary reduction contributions actually been made during the period of Qualified Military Service.

              (3)  Limitation on Crediting of Earnings and Forfeitures. Nothing
                   ---------------------------------------------------
in this Section 4.01(c) shall be construed as requiring (i) any crediting of earnings to a Participant's Account with respect to any salary reduction contribution or Employer matching contribution before such contribution is actually made, or (ii) any allocation of any Forfeiture with respect to any period of Qualified Military Service.

              (4)  Compensation.  For purposes of this Section 4.01(c), a
                   ------------
reemployed Participant shall be treated as receiving compensation during a period of Qualified Military Service equal to the compensation the Participant would have received during such period if the Participant were not in Qualified Military Service, determined based on the rate of pay the Participant would have received from the Employer but for his or her absence during the period of Qualified Military Service. If the compensation the Participant would have received during such period is not reasonably certain, then the Participant shall be treated as receiving the Participant's average Compensation during the twelve (12) month period immediately preceding the Qualified Military Service, or, if shorter, the period of employment immediately preceding the Qualified Military Service.

              (5)  Inapplicability of Certain Limitations.  The following rules
                   --------------------------------------
apply if any contributions are made by a Participant or the Employer in accordance with this Section 4.01(c):

                   (A) the Plan and any such contributions shall not be treated as failing to meet the requirements of the otherwise applicable limitations contained in Sections 4.02(g), 4.07, 4.08 and 5.03, and such contributions shall not be taken into account in applying the limitations to other contributions provided under the applicable provisions of the Plan with respect to the Plan Year in which the contributions are made; and

                   (B) any such contributions shall be subject to the limitations of Sections 4.02(g) and 5.03 with respect to the Plan Years to which the contributions relate, in accordance with rules prescribed by the Secretary of the Treasury.

          (d) Employer Profit Sharing Contributions.  At its sole discretion,
              -------------------------------------
for each Plan Year the Employer may contribute to the Plan a separately designated profit sharing contribution on behalf of eligible Participants in such amount as the Employer shall determine. For purposes of this paragraph
(c), a Participant shall be considered an eligible Participant for a Plan Year if he is actively employed as of the last day of the Plan Year and has been credited with more than 500 Hours of Service for such Plan Year. A Participant who is not employed as of the last day of the Plan Year but who terminates employment on or after his Normal Retirement Date or as a result of death or Disability shall be considered an eligible Participant if he has been credited with more than 500 Hours of Service. Any Employer profit sharing contribution which is intended to constitute a "qualified nonelective contribution" under Code section 401(m)(4)(C) shall be 100% vested and nonforfeitable at all times.

          (e) Contributions Need Not Be Made From Profits.  All contributions of
              -------------------------------------------
the Employer to the Plan shall be made regardless of whether the Employer has current or accumulated profits. In no event, however, shall the Employer contributions for any Plan Year (whether made pursuant to Section 4.02 or otherwise) exceed the amount deductible for such Plan Year for income tax purposes as a contribution to the Trust under the applicable provisions of the Code.

          (f) Timing of Employer Contributions.  All Employer contributions made
              --------------------------------
pursuant to the Section 4.01 shall be deposited in the Trust no later than the due date, including extensions, of the Employer's federal income tax return for such Plan Year.

   4.02   Participant Salary Reduction Agreement.  At the time an Employee
          --------------------------------------
first becomes eligible to participate in the Plan or at any time thereafter, an eligible Employee may elect to enter into a written salary reduction agreement with the Employer which will be applicable to all payroll periods thereafter until the election is amended or terminated. The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to any whole percentage from 1% to 15%, inclusive, of his Compensation per payroll period.

   In consideration of such agreement, the Employer will make a contribution to the Participant's Tax-Deferred Account in an amount equal to the Participant's salary reductions made during the Plan Year. Amounts credited to a Participant's Tax-Deferred Account shall be 100% vested and nonforfeitable at all times.

   Further, salary reduction agreements shall be governed by the following:

          (a) A salary reduction agreement shall apply to each payroll period during which an effective salary reduction agreement is on file with the Employer.

          (b) A salary reduction agreement may be amended by a Participant at any time during the Plan Year if the purpose of the amendment is to cease the Participant's salary reduction entirely. The amendment shall be effective and commence as of the next payroll period after the amendment is executed by the Participant and the Employer or as soon as administratively practicable thereafter. Prior payroll periods shall not be affected.

          (c) A salary reduction agreement may be amended by a Participant to increase or decrease the amount of salary reduction at such time and in such manner as the

Committee may prescribe and communicate to each Participant. The amendment shall be effective and commence as of the first business day of the next calendar quarter following the date the amendment is executed by the Participant and the Employer, or as soon as administratively practicable thereafter. Prior payroll periods shall not be affected.

          (d) A Participant's salary reduction contributions made pursuant to this Section (reduced by salary reduction contributions distributed pursuant to Section 4.09 or returned to the Participant pursuant to Section 5.03) shall not exceed $7,000 for the taxable year of the Participant. This dollar limitation shall be adjusted annually as provided in Code section 402(g)(5) and pursuant to Regulations thereunder. The adjusted limitation shall be effective as of January 1 of each calendar year.

          (e) In the event that the dollar limitation provided for in Section 4.02(d) is exceeded, the Committee shall direct the Trustee to distribute such excess amount and any Income allocable to such amount (determined as of the date of distribution in accordance with Regulations) to the Participant not later than the first April 15 following the close of the Participant's taxable year. Any matching contributions (excluding matching contributions that are distributed pursuant to Section 4.10), with Income thereon, which relate to such excess salary reduction contributions shall be treated as a Forfeiture, and any such Forfeitures shall be disposed of in accordance with Section 4.03. If there is a loss allocable to such excess amount, the distribution shall in no event be greater than the lesser of the balance in the Participant's Tax-Deferred Account or the Participant's salary reduction contributions for that Plan Year.

          (f) In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement (as defined in Code section 401(k)), (2) a simplified employee pension (as defined in Code section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code section 3121(a)(5)(D)) and the elective deferrals, as defined in Code section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $7,000 (or such other amount adjusted annually as provided in Code sections 402(g)(5) and 415(d) pursuant to regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his salary reduction contributions under this Plan be reduced by an amount specified by the Participant. Such amount shall then be distributed in the same manner as provided in Section 4.02(e). Notwithstanding anything in the Plan to the contrary, a Participant shall be deemed to have made a claim for distribution of excess salary reduction contributions from the Plan to the extent that his salary reduction contributions together with his elective deferrals under any other plan or arrangement(s) maintained by the Employer or an Affiliated Employer exceed the limit imposed by Code section 402(g) for the calendar year. Any matching contributions (excluding matching contribution that are distributed pursuant to Section 4.10), with Income thereon, which relate to such excess salary reduction contributions shall be treated as a Forfeiture, and any such Forfeitures shall be disposed of in accordance with Section 4.03.

          (g) The Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that a Participant's annual additions for any Plan Year will not exceed the limitations of Section 5.03 or to ensure that the discrimination test described in Section 4.07 is met for such Plan Year.

   4.03   Disposition of Forfeitures.  Upon termination of employment, a
          --------------------------
Participant's Matching Contributions Account and Profit Sharing Account shall each be divided into two portions, one representing his vested portion of said Account and the other his forfeitable portion of said Account. The vested portion of his Account will be distributed pursuant to Section 6.04. The forfeitable portion of his Matching Contributions Account and Profit Sharing Account, if any, shall be treated as a Forfeiture as of the earlier of (1) the end of the Plan Year in which such Participant requests and receives a total benefit distribution due to his termination of employment or (2) the end of the Plan Year in which such Participant incurs five consecutive one-year Breaks in Service. If a Participant is not due a vested benefit at his termination of employment, he shall be deemed to have received a total benefit distribution of $0 as of his date of termination of employment.

   Except as required by Section 4.04, such available Forfeitures shall be applied to reduce future Employer contributions to the Plan.

   4.04   Restoration of Forfeitures and Repayment.  If a terminated
          ----------------------------------------
Participant returns to the employ of the Employer before he has incurred five consecutive one-year Breaks in Service, any amounts forfeited pursuant to
Section 4.03 shall be restored to such Participant's Matching Contributions Account and Profit Sharing Account as of the last day of the Plan Year in which such Participant repays to the Plan the amount of the distribution, if any, he received from his Matching Contributions Account and Profit Sharing Account under Section 6.04 due to his previous termination of employment. The Participant must make such repayment prior to the earliest of five years after the first date on which the Participant is subsequently reemployed by the Employer or the date on which the Participant incurs five consecutive one-year Breaks in Service. Repayment shall not be required from Participants who were not at least partially vested in their Matching Contributions Accounts. Restoration of Accounts shall first be made from available Forfeitures for that Plan Year. To the extent that such Forfeitures are not sufficient to restore Accounts, the Employer shall contribute the additional required amounts. Such Employer contributions shall be made without regard to profits.

   4.05   Rollover and Transfer Contributions.  If the Committee permits
          -----------------------------------
transfer contributions from a plan maintained by an employer which is not an Affiliated Employer, the Plan shall accept on behalf of any Employee the value of his benefit in that plan. Any amount so transferred and any investment earnings thereon will constitute the Participant's Transfer Account and will be allocated as directed by the Participant among any of the investment options as authorized in Section 5.05.

     The Plan will permit an Employee who satisfies the eligibility requirements of Article III to roll over into the Plan amounts accumulated for the Employee under any other qualified retirement plan or plans provided, however, that the Employee certifies that the amount being rolled over qualifies under applicable laws and Regulations and that the rollover is made from an individual retirement account qualified under Code section 408 or a retirement plan qualified under Code section 401(a). Any amount which does not qualify as a tax-free rollover will be refunded to the Employee. In addition to the foregoing, the Trustee may accept on behalf of any Employee an amount of cash transferred directly from another qualified trust forming part of a qualified plan described in Code
Section 401(a). The Trustee, at the direction of the Committee, shall refuse to accept the transferred amount if such receipt would cause the Plan to be subject to the provisions of Code sections 401(a)(11) and 417 with respect to such Employee, or if such receipt would cause the Plan to fail to satisfy the requirements of Code section 411(d)(6). Any amount so transferred or rolled over and any investment earnings thereon will constitute the Participant's Rollover Account and will be allocated as directed by the Employee among any of the investment options as authorized in Section 5.05.

     Subsequent to the initial transfer or rollover and allocation under this
Section 4.05, a change in an investment allocation under Section 5.05 shall apply to all subaccounts, including the Participant's Transfer Account and Rollover Account. The Participant's Transfer Account and Rollover Account shall be 100% vested and nonforfeitable. Upon termination of employment, the Participant's Transfer Account and Rollover Account shall be distributed in accordance with Article VI.

     An Employee who is not otherwise a Participant but has a Transfer Account or Rollover Account in accordance with this Section 4.05 shall be considered a Participant only with respect to his rollover or transfer amount.

      4.06   Predecessor Accounts.  This Section 4.06 applies to the mergers of
             --------------------
the Predecessor Plans into the Plan. As of the Merger Date of any Predecessor Plan and related trust into the Plan and the Trust, all assets and liabilities of that plan and trust shall be transferred to the Trust and placed in the Predecessor Account of each individual who was a participant in the Predecessor Plan as of the Merger Date. After the Merger Date, all of the benefits provided by the Predecessor Plan will be paid from the Trust for the participants and beneficiaries of that plan as such benefits become payable.

     The interest of any Participant in his Predecessor Account shall be fully vested and nonforfeitable.

   4.07   Limitation on Salary Reduction Contributions.  Notwithstanding
          --------------------------------------------
anything herein to the contrary, in no event may the salary reduction contributions made on behalf of all Highly Compensated Employees who are eligible to participate in the Plan with respect to any Plan Year result in an actual deferral percentage for such group of Highly Compensated Employees which exceeds the greater of (a) or (b) where:

          (a) Is an amount equal to 125% of the actual deferral percentage for all Employees eligible to participate in the Plan during the preceding Plan Year other than Highly Compensated Employees; and

          (b) Is an amount equal to the sum of (1) the actual deferral percentage for all Employees eligible to participate in the preceding Plan other than Highly Compensated Employees, and (2) 2%; provided that such amount does not exceed 200% of such actual deferral percentage for Employees eligible to participate in the Plan during the preceding Plan Year other than Highly Compensated Employees.

   In accordance with Treasury regulations, the Plan Administrator may elect to apply paragraphs (a) and (b) based upon the Plan Year, rather than the preceding Plan Year.

   The term "actual deferral percentage" with respect to any specified group of Employees for a Plan Year shall mean the average of the ratios (calculated separately for each Employee in such group) of (1) the amount of salary reduction contributions paid to the Trust on behalf of each such Employee for the Plan Year or preceding Plan Year, as applicable (excluding any salary reduction contributions that are (A) taken into account in determining the actual contribution percentage described in Section 4.08, (B) distributed to an Employee who is not a Highly Compensated Employee in accordance with Section 4.02(f), or (C) returned to the Participant pursuant to Section 5.03), plus, in the case of any Highly Compensated Employee, elective deferrals made on his behalf under any other qualified retirement plan of the Employer or an Affiliated Employer (excluding plans that are not permitted to be aggregated under Regulation (S)1.401(k)-1(b)(3)(ii)(B)) to (2) the Employee's compensation for such Plan Year.

   4.08   Limitation on Employer Matching Contributions.
          ---------------------------------------------

          (a) Notwithstanding anything herein to the contrary, in no event may Employer matching contributions made under Section 4.01(b) on behalf of Highly Compensated Employees who are eligible to participate in the Plan with respect to any Plan Year result in an actual contribution percentage which exceeds the greater of (A) or (B) where:

                        (A) Is an amount equal to 125% of the actual contribution percentage for all Employees eligible to participate in the Plan during the preceding Plan Year, other than Highly Compensated Employees; and

                        (B) Is an amount equal to the sum of (i) the actual contribution percentage for all Employees eligible to participate in the Plan during the preceding Plan Year, other than Highly Compensated Employees and (ii) 2%; provided that such amount does not exceed 200% of such actual contribution percentage for Employees eligible to participate in the Plan during the preceding Plan Year, other than Highly Compensated Employees.

          In accordance with Treasury regulations, the Plan Administrator may elect to apply paragraphs (a) and (b) based upon the Plan Year, rather than the preceding Plan Year.

          The term "actual contribution percentage" with respect to any specified group of Employees for a Plan Year shall mean the average of the ratios (calculated separately for each Employee in such group) of (1) the amount of Employer matching contributions and, at the election of the Employer, salary reduction contributions, to (2) the Employee's compensation for such Plan Year; provided, however, that the Committee may determine, for any Plan Year, to consider only that compensation paid to a Participant subsequent to the effective date of his participation. If a Highly Compensated Employee participates in any other plan of the Employer to which Employer matching contributions or after-tax employee contributions are made, all such contributions shall be aggregated for purposes of this Section.

          (b) In applying the deferral percentage and the contribution percentage tests in Sections 4.07 and 4.08, the Committee shall not permit the sum of the "highly compensated actual deferral percentage" and the "highly compensated actual contribution percentage" to exceed the greater of the limits expressed as the sums in (1) and (2) below, where

              (1)  Is the sum of

                   (A) 125% of the greater of the (i) the non-highly compensated actual deferral percentage for the Plan Year, or (ii) the non-highly compensated actual contribution percentage for the Plan Year beginning with or within the Plan Year of the arrangement subject to Code section 401(k), and

                   (B) Two percentage points plus the lesser of (i) or (ii) above. In no event, however, shall this amount exceed 200% of the lesser of (i) or (ii) above; and

              (2)  Is the sum of

                   (A) 125% of the lesser of (i) the non-highly compensated actual deferral percentage for the Plan Year, or (ii) the non-highly compensated actual contribution percentage for the Plan Year beginning with or within the Plan Year of the arrangement subject to Code section 401(k), and

                   (B) Two percentage points plus the greater of (i) or (ii) above. In no event, however, shall this amount exceed 200% of the greater of (i) or (ii) above.

          (c) For purposes of Sections 4.08(a) and 4.08(b), this Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Employer to the extent that (i) this Plan must be aggregated with any such other plan for purposes of satisfying the nondiscrimination tests of Code section 401(a)(4) or 410(b) (other than Code section 410(b)(2)(A)(ii)), or (ii) the Committee elects to treat this Plan and any such other plan as a single plan, so long as such plans as aggregated would satisfy the nondiscrimination tests of Code sections 401(a)(4) and 410(b).

          (d) In the event that the sum of the "highly compensated actual deferral percentage" and the "highly compensated actual contribution percentage" exceeds the limit permitted under subsection (b) above, the Committee shall reduce the average contribution percentage and/or average deferral percentage for Highly Compensated Employees, as determined by the Committee, in the same manner as is set forth in Sections 4.07 and 4.08, whichever is appropriate, to the extent necessary to satisfy such limitation.

   4.09   Adjustment to Actual Deferral Percentage Tests. In the event that the
          ----------------------------------------------
salary reduction contributions made in any Plan Year pursuant to Section 4.01(a) do not satisfy one of the tests set forth in Section 4.07, the Committee shall adjust excess contributions as set forth below:

          (a) On or before the close of Plan Year following the Plan Year in which the excess contribution were made, the amount of excess contributions shall be distributed from the Account of the Highly Compensated Employee who has the greatest dollar amount of salary reduction contributions for the Plan Year, until the salary reduction contributions of such Highly Compensated Employee is equal to the salary reduction contributions made by the Highly Compensated Employee with the next greatest amount of salary reduction contributions for the Plan Year. This process shall be repeated until all excess contributions have been distributed. For purposes of this Section 4.09, the term "excess contributions" shall mean those salary reduction contributions that cause the Plan to fail to satisfy the nondiscrimination test of Section 4.07, as determined in accordance with Code section 401(k) and applicable Regulations.

          (b) Salary reduction contributions that must be distributed pursuant to paragraph (a) shall be distributed first from unmatched salary reduction contributions and, thereafter, from salary reduction contributions which are matched. Any matching contributions (excluding matching contribution that are distributed pursuant to

Section 4.10), with Income thereon, which relate to such salary reduction contributions shall be treated as a Forfeiture, and any such Forfeitures shall be treated, in accordance with Section 4.03, as an additional Employer contribution for the Plan Year. The amount of the distribution shall be adjusted for Income, calculated as of the date of distribution in accordance with Regulations using a uniformly applicable method determined by the Committee and shall be designated by the Employer as a distribution of excess contributions (and Income).

          (c) As an alternative to the correction mechanism described in paragraphs (a) and (b), within 12 months after the end of the Plan Year, the Employer may make a special "qualified nonelective contribution," as defined in Code section 401(m)(4)(C), on behalf of eligible non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in
Section 4.07. Such contribution shall be allocated to the Tax-Deferred Account of each eligible non-Highly Compensated Employee in the same proportion that each such non-Highly Compensated Employee's Compensation for the year bears to the total Compensation of all non-Highly Compensated Employees.

   4.10   Adjustment to Actual Contribution Percentage Test.  In the
          -------------------------------------------------
event that the Employer matching contributions made in any Plan Year pursuant to
Section 4.01(b) do not satisfy one of the tests set forth in Section 4.8, the Committee shall adjust "excess aggregate contributions" as set forth below:

          (a) On or before the close of the Plan Year following the Plan Year in which the excess aggregate contributions were made, the Committee shall direct the Trustee to distribute to the Highly Compensated Employee having the greatest dollar amount of Employer matching contributions, his vested portion of excess aggregate contributions (and Income allocable to such contributions) or, if forfeitable, forfeit such non-vested excess aggregate contributions attributable to Employer matching contributions (and Income allocable to such Forfeitures). This process shall be repeated until all excess aggregate contributions have been distributed. The distribution and/or forfeiture of excess aggregate contributions shall be made first from Employer matching contributions distributed and/or forfeited pursuant to section 4.09, and then from remaining Employer matching contributions. For this purpose, the term "excess aggregate contributions" shall mean those Employer matching contributions that cause the Plan to fail to satisfy the nondiscrimination test of Section 4.8, as determined in accordance with Code section 401(m) and applicable Regulations.

          (b) Notwithstanding the above, within 12 months after the end of the Plan Year, the Employer may make a special qualified non-elective contribution, as defined in Code section 401(m)(4)(C), on behalf of eligible non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.08. Such contribution shall be allocated to the Tax-Deferred Account of each eligible non-Highly Compensated Employee in the same proportion that each eligible non-Highly

Compensated Employee's Compensation for the year bears to the total Compensation of all non-Highly Compensated Employees. A separate accounting shall be maintained for the purpose of excluding such contributions from the actual deferral percentage tests pursuant to Section 4.07.

          (c) The Income attributable to any distribution of excess aggregate contributions shall be calculated as of the date of distribution in accordance with Regulations using a uniformly applicable method determined by the Committee.

   4.11   Refunds to Employer. Once contributions are made to the Plan by the
          -------------------
Employer on behalf of the Participants, they are not refundable to the Employer unless a contribution:

          (a)  Was made by mistake of fact;

          (b) Was made conditioned upon a favorable IRS ruling and such ruling is not received; or

          (c) Was made conditioned upon the contribution's being allowed as a deduction under Code section 404 and such deduction was disallowed.

   The permissible refund under (a) must be made within one year from the date the contribution was made to the Plan and under (b) and (c) must be made within one year from the date of denial of tax qualification or tax deduction.

   4.12  Plan Aggregation. For purposes of Sections 4.07 and 4.08, this Plan
         ----------------
shall be aggregated and treated as a single plan with other plans maintained by the Employer or Affiliated Employer to the extent that this Plan is aggregated with any such other plans for purposes of satisfying Code section 410(b) (other than Code section 410(b)(2)(A)(ii)).

                                  ARTICLE  V

                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS
                     -------------------------------------


          5.01      Individual Accounts.  The Committee shall create and
                    -------------------
maintain adequate records to disclose the interest in the Trust of each Participant and Beneficiary. Such records shall be in the form of individual subaccounts, and credits and charges shall be made to each such subaccount in the manner herein described. When appropriate, a Participant shall have up to five separate subaccounts as described in Section 2.01. The maintenance of individual subaccounts is solely for accounting purposes, and a segregation of the assets of the Trust to each subaccount shall not be required.

          5.02      Account Adjustments.  The Accounts of Participants and
                    -------------------
Beneficiaries shall be adjusted in accordance with the following:

                    (a) Income. As of each Valuation Date the Income of the
                        ------
respective investment options for the period since the preceding Valuation Date shall be allocated to the Accounts (excluding loans made pursuant to Article
VII) of all Participants (or Beneficiaries) having credits in the investment options both on such date and at the beginning of such period. This allocation shall be in the ratio that (i) the net credits to each Participant's Account at the beginning of such period, less the total amount of any distributions from the Account of such Participant during such period, bears to (ii) the total net credits to all such Accounts of all Participants at the beginning of the period, less the total amount of distributions from all such Accounts to all Participants during such period. For purposes of allocation of Income and valuation, each investment option shall be considered separately. No investment option shall share in the gains or losses of any other, and no investment option shall be valued by taking into account any assets or distributions from any other. Notwithstanding the foregoing, to the extent the assets have been invested in one or more separate investment trusts, mutual funds, investment contracts, or similar investment media, the net Income attributable to such investments shall be allocated in accordance with the procedures of the respective investment media in which such assets are invested.

                    (b) Salary Reduction Contributions. The Employer
                        ------------------------------
contributions made pursuant to a salary reduction agreement between a Participant and the Employer as provided under Section 4.02 shall be allocated to such Participant's Tax-Deferred Account as soon as practicable, but no later than the 15th business day of the month following the month in which such contributions are withheld from the Participant's Compensation.

                    (c) Employer Matching Contributions.  Any Employer matching
                        -------------------------------
contributions made under Section 4.01(b) or 4.01(c)(2) on behalf of an eligible Participant shall be allocated to such Participant's Matching Contributions Account as of the last day of the period for which such matching contribution is made.

                    (d) Employer Profit Sharing Contributions. Any Employer's
                        -------------------------------------
profit sharing contribution made under Section 4.01(d) on behalf of an eligible Participant for such Plan Year shall be allocated to such Participant's Profit Sharing Account as of the last day of the Plan Year. The Employer profit sharing contributions for the Plan Year shall be allocated to a Participant's Profit Sharing Account according to the ratio that such eligible Participant's Compensation for the Plan Year bears to the total Compensation of all such eligible Participants for the Plan Year.

           5.03     Maximum Additions.
                    -----------------

                    (a) Primary Limitation. Notwithstanding any other provision
                        ------------------
of this Plan, the amount of the annual addition to the Account of each Participant for any Plan Year may not exceed the lesser of:

                        (1) $30,000 (or, if greater, 25% of the dollar limitation in effect under Code section 415(b)(1)(A)), or

                        (2) twenty-five percent (25%) of the total compensation (as defined in Code section 415(c)(3)) paid to the Participant during a Plan Year.

           The compensation limitation referred to in the prior sentence shall not apply to any contribution for medical benefits (within the meaning of Code section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code section 415(l)(1) or 419A(d)(2).

                    (b) Secondary Limitation. Effective for Plan Years beginning
                        --------------------
before January 1, 2000, in no event shall the amount allocated to the Account of any Participant for any Plan Year cause the sum of the "defined contribution fraction" and the "defined benefit fraction" as such terms are defined in section 415 of the Code, to exceed 1.0, or such other limitation as may be applicable under section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan.

                   (c) Manner of Conformance. In the event that the amount
                       ---------------------
tentatively available for allocation to the Account of any Participant in any Plan Year exceeds the maximum amount permissible under Section 5.03(a), there shall first be returned to the Participant such portion of the Participant's contributions, with income thereon, made during such Plan Year to the Plan and any other plan as is necessary to reduce the annual additions to his Account to the maximum allowable thereunder. If further reduction in the amount allocable to the Participant's Account is required, the Participant's share of Employer contributions for that Plan Year shall be reduced to the extent necessary to result in conformity to the limitations expressed therein. To the extent a Participant's salary reduction contributions are reduced pursuant to this Section 5.03(c), such salary reduction contributions, with income thereon, shall be returned to the Participant as soon as administratively practicable. In the event that the amount tentatively available for allocation to the Account of any Participant in any Plan year beginning before January 1, 2000 exceeds the maximum amount permissible under Section 5.03(b), benefits under the relevant defined benefit plan or plans shall be adjusted to the extent necessary to satisfy the requirements of section 415(e) of the Code. The Plan Administrator shall have full authority to take whatever corrective measures may be necessary, including retroactive adjustment of Account balances, in order to ensure compliance with the requirements of this Section and the underlying requirements of section 415 of the Code.

                    (d) Annual Additions. For purposes of this Section, "annual
                        ----------------
addition" means the sum of the following amounts credited to a Participant's Accounts under the Plan and any other qualified defined contribution plan maintained by the Employer or an Affiliated Employer with respect to a Plan
Year: (1) salary reduction contributions, excluding salary reduction contributions distributed pursuant to Section 4.02, (2) Employee post-tax contributions, (3) Employer contributions, (4) forfeitures, and (5) amounts described in Code section 415(l)(1) (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and Code section 419A(d)(2) (relating to post-retirement medical or life insurance benefit accounts for key employees). For purposes of Section 5.03 hereof, Code sections 414(b) and (c) shall be deemed modified by Code section 415(h).

           The following are not annual additions: (1) transfer of funds from one qualified plan to another; (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code section 411(a)(7)(B) (cash-outs); and (4) repayments of distributions received by a Participant pursuant to Code section 411(a)(3)(D) (mandatory contributions).

           5.04     Top-Heavy Provisions.  The following provisions shall become
                    --------------------
effective in any Plan Year in which the Plan is determined to be a top-heavy plan.

                    (a)  Definitions.
                         -----------

                         (1) "Aggregation Group" means either a Required
Aggregation Group or a Permissive Aggregation Group as hereinafter determined:

                             (A) In determining a Required Aggregation Group
hereunder, each plan of the Employer in which a Key Employee is a Participant during the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code section 401(a) (4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a top-heavy plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a top-heavy plan if the Required Aggregation Group is not a Top-Heavy Group.

                             (B) The Employer may also include any other plan
not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a top-heavy plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a top-heavy plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                             (C) Only those plans of the Employer in which the
Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are top-heavy plans.

                             (D) An Aggregation Group shall include any
terminated plan of the Employer if it was maintained within the last five years ending on the Determination Date.

                         (2) "Determination Date" means the last day of the
preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year.

                         (3) "Top-Heavy Group" means an Aggregation Group in
which, as of the Determination Date, the sum of the Aggregate Accounts and accrued benefits of Key Employees under all plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Participants in the Aggregation Group.

                         (4) "Key Employee" means an Employee as defined in Code
section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year containing the Determination Date or any of the preceding four Plan Years, has been included in one of the following categories:

                             (A) An officer (as that term is defined within the
meaning of the Regulations under Code section 416) of the Employer having annual compensation greater than 150% of the amount in effect under Code section 415(c)(l)(A) for the calendar year ending within such Plan Year

                             (B) One of the ten employees having annual
compensation from the Employer for a Plan Year greater than the dollar limitation in effect under Code section 415(c)(l)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code section 318) both more than one-half percent interest and the largest interests in the Employer;

                             (C) A "five percent owner" meaning any person who
owns (or is considered as owning within the meaning of Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer; in determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), and (m) shall be treated as separate employers;

                             (D) A "one percent owner" of the Employer with
annual compensation from the Employer of more than $150,000; one percent owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 1% of the capital or profits interest in the Employer; in determining percentage ownership hereunder, employers that would otherwise be aggregated under Code sections 414(b), (c), and (m) shall be treated as separate employers; however, in determining whether an individual has compensation of more than $150,000, compensation from each employer required- to be aggregated under Code sections 414(b), (c), and (m) shall be taken into account.

                         (5) "Non-Key Employee" means any Employee or former
Employee (and his Beneficiaries) who is not a Key Employee.

                    (b)  Determination of Top-Heavy Status. This Plan shall be a
                         ---------------------------------
top-heavy plan for any Plan Year in which, as of the Determination Date, the present value of accrued benefits of Key Employees and the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the present value of accrued benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

           If a Participant is a Non-Key Employee for a Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's present value of accrued benefits and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a top-heavy plan for such Plan Year (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Participant or former Participant has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, any Aggregate Account balance for such Participant or former Participant shall not be taken into account for the purposes of determining whether this Plan is a top-heavy plan.

           In the case of a defined benefit plan, a Participant's present value of accrued benefits shall be determined under the provisions of the applicable defined benefit plan.

           A Participant's Aggregate Account as of the Determination Date shall include the following:

                         (1) The Participant's Account balances as of the most
recent Valuation Date occurring within a 12-month period ending on the Determination Date;

                         (2) An adjustment for any contributions due as of the
Determination Date; such adjustment shall be the amount of any contributions actually made after the Valuation Date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                         (3) Any Plan distributions made within the Plan Year
that includes the Determination Date or the four preceding Plan Years; however, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date;

                         (4) Any Employee contributions, whether voluntary or
mandatory; however, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

                         (5) A Participant's Transfer Account shall not be
considered part of the Participant's Aggregate Account balance.

                    (c)  Minimum Allocations. For any Plan Year during which the
                         -------------------
Plan is deemed a top-heavy plan, the following shall apply:

                         (1) Except as otherwise provided below, the Employer
contributions and Forfeitures allocated on behalf of any Employee who is eligible to participate in the Plan and who is not a Key Employee shall not be less than the lesser of 3% of such Employee's compensation, or the largest percentage of Employer contributions and Forfeitures, as a percentage of the Key Employee's compensation, allocated on behalf of any Key Employee for that year. For any top-heavy Plan Year, the minimum allocation set forth above shall be allocated to the Participant's Matching Contributions Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including any Non-Key Employee who has (1) failed to complete 1,000 Hours of Service during such Plan Year; (2) declined to make mandatory contributions (if required) to the Plan during such Plan Year; or (3) been excluded from participation because of his level of compensation.

                         (2) The term "Employer contributions" as used in this
Section shall include salary reduction contributions and the Employer's matching and profit sharing contributions as defined in Article IV. However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's salary reduction contributions shall not be taken into account.

                    (d)  Impact on Maximum Benefits. For any Plan Year beginning
                         --------------------------
before January 1, 2000, in which the Plan is a top-heavy plan, Section 5.03(b) shall be read by substituting the number "1.00" for the number "1.25" wherever it appears in Code section 415(e), except such substitution shall not have the effect of reducing any benefit accrued under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

                    (e)  Nonduplication of Minimum Allocations. In lieu of
                         -------------------------------------
Section 5.04(b) above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top-heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

                    (f)  Safe Harbor Rule. If the Employer maintains more than
                         ----------------
one plan, Non-Key Employees covered under only a defined benefit plan shall receive the defined benefit minimum if this Plan is deemed to be a top-heavy plan for that year. Non-Key Employees covered only by this Plan shall receive the top-heavy minimum under this Plan for a year in which this Plan is deemed to be a top-heavy plan. Non-Key Employees covered under both a defined benefit plan and this Plan shall receive the defined benefit minimum (as defined in Code section 416(c)(1)) under the provisions of the defined benefit plan for a year in which this Plan is deemed to be a top-heavy plan.

           5.05     Investment of Contributions.  The Committee may establish
                    ---------------------------
separate investment funds within the Trust. The Committee shall have the right to establish and disestablish additional funds from time to time to implement and carry out investment objectives and policies established by the Committee.

           5.06     Investment Elections.  Each Participant, upon becoming such,
                    --------------------
shall direct in writing on a form and at the time or times prescribed by the Committee how his Account and future contributions to his Account should be invested in any one or more of the available investment funds of Putnam Investments, and in any other investment vehicles made available by the Committee (such as Company stock), subject to such additional limitations as the Committee may prescribe. In the absence of any Participant election directing the investment of his Account, a Participant shall be deemed to have elected that his Account be invested in the Putnam Asset Allocation: Balance Portfolio. After a Participant's initial investment election, the Participant may change how his Account and future contributions to his Account should be invested by giving such instruction in writing or by telephone, as permitted by the Committee.

           The Committee shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of investment funds, provided that all Participants are treated uniformly.

           Each Participant shall be solely responsible for the investment direction he gives under the Plan. Neither the Employer nor its officials, nor the Committee, the Trustee, nor any other fiduciary of the Plan will have any responsibility or liability for any losses which may result from a Participant's investment directions. The Plan is intended to be a plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section
                                    ---------------------------
2550.404c-1, as in effect on January 1, 1994.

                                  ARTICLE  VI

                                   BENEFITS
                                   --------


           6.01     Retirement or Disability.  If a Participant's employment
                    ------------------------
with the Employer is terminated on or after attaining his Normal Retirement Age or at an earlier age because of Disability, he shall be 100% vested in, and entitled to receive, the entire amount in his Account. Payment of benefits due under this Section 6.01 shall be made in accordance with Section 6.04.

           6.02     Death.  In the event that the termination of employment of a
                    -----
Participant is caused by his death, his Beneficiary shall be 100% vested in, and entitled to receive, the entire amount in the Participant's Account. Payment of benefits due under this Section 6.02 shall be made in accordance with the elections made by the Participant or Beneficiary under Section 6.04. If the Participant is married on the date of his death and has elected an optional form of benefit under Section 6.04(b)(2), but the Participant dies before his annuity starting date, the provisions of Section 6.06 shall apply.

           6.03     Termination for Other Reasons.  Upon termination of
                    -----------------------------
employment for any reason other than normal retirement, Disability, or death, the Participant shall be entitled to receive:

                    (a) The entire amount credited to his Tax-Deferred Account, Rollover Account and Transfer Account, plus

                    (b) An amount equal to the balance of his Matching Contributions Account and his Profit Sharing Account, if any, multiplied by his vested percentage. Such percentage shall be determined according to the following schedule:


                                        Vested     Forfeited
                Years of Service      Percentage   Percentage
                ----------------      ----------   ----------

                Less than one year         0%         100%
                One year                  25           75
                Two years                 50           50
                Three years               75           25
                Four years               100            0

Notwithstanding the foregoing, a Participant who (1) was actively employed by a sponsor of a Predecessor Plan on December 31, 1996, and (2) was an Employee of an Employer on January 1, 1997 shall be 100% vested in his Matching Contributions Account and Profit Sharing Account that were part of his Predecessor Account as of January 1, 1997.

           6.04     Payment of Benefits.
                    -------------------

                    (a) Election. Upon a Participant's or Beneficiary's entitlement to payment of benefits under Section 6.01, 6.02, or 6. 03, he shall file with the Committee his written election on such form or forms, and subject to such conditions, as the Committee shall provide. His election shall specify
(1) the date he selects for commencement of benefit payments which may be as of the date of his entitlement to benefits or may be a date deferred no later than the Participant's Normal Retirement Date, and (2) his selection of the method of payment of his benefits. A Participant's election for commencement of payment of benefits shall be made within the 90-day period ending on the benefit payment date elected by the Participant and in no event earlier than the date the Committee provides the Participant with written information relating to his right to defer payment under paragraph (c)(3) and his right to make a direct rollover as set forth in Section 6.11. Such information must be supplied not less than 30 days nor more than 90 days prior to the benefit payment date. Notwithstanding the preceding sentence, a Participant's benefit payment date may occur less than 30 days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution.

                    (b)  Form of Payment.
                         ---------------

                         (1) Normal Form of Benefit. Except as otherwise elected
                             ----------------------
by a Participant or Beneficiary in accordance with procedures established by the Plan Administrator, payment of benefits shall be in a single lump sum.

                         (2) Alternate Forms of Benefit. With respect to any
                             --------------------------
Participant or Beneficiary who wishes to receive benefits in a form other than as a single lump sum distribution, the Plan Administrator shall make available the following alternate forms of benefit distribution.

                             (A) A 50% qualified joint and survivor annuity
(provided for by the application of the vested Account balance of the Participant to the purchase of such an annuity), under which the Participant receives an annuity for life and, upon death, the Participant's Beneficiary receives an annuity for life with monthly payments equal to fifty percent (50%) of the monthly payments received by the Participant, provided that a married Participant has his spouse consent to benefits in this form (if a non-spouse Beneficiary is designated) in accordance with Section 6.05.

                             (B) A single life annuity (provided for by the
application of the Account balance of the Participant to the purchase of such an annuity) provided, however, that a married Participant must have his spouse consent to benefits in this form in accordance with Section 6.05.

                             (C) A ten (10) year certain and continuous annuity
(provided for by the application of the Account balance of the Participant to the purchase of such an annuity), under which the Participant receives an annuity for life, and if the Participant dies before receiving payments for a period of ten (10) years, the Participant's Beneficiary shall receive the annuity payments for the remainder of the ten (10) year period; provided, however, that a married participant must have his Spouse consent to benefits in such form in accordance with Section 6.05.

                             (D) Such other standard form of annuity as may be
purchased from a reputable insurance company; provided, however, that a married participant must have his Spouse consent to benefits in such form in accordance with Section 6.05.

                    (c)  Time of Payment.
                         ---------------

                         (1) General. Unless the Participant elects otherwise in
                             -------
writing, payment of benefits to the Participant shall be made or commence no later than the 60th day after the end of the Plan Year in which the latest of the following events occur: (i) the Participant attains Normal Retirement Age,
(ii) the tenth anniversary of the Employee's participation in the Plan, or (iii) the Participant terminates his service with the Employer.

                         (2) Election for Earlier Payment. A terminated
                             ----------------------------
Participant, or Beneficiary, if applicable, may request payment of benefits prior to the date specified in paragraph (1) of this subsection. Such request shall be made in writing to the Committee. If such a request is made, the amount of the benefit to be paid shall be such Participant's vested value of Accounts as of the Valuation Date coincident with or next following the date of request, adjusted for any distributions or withdrawals for the Plan Year of termination of employment but not yet allocated. Payment shall be made as soon as is administratively feasible following the date on which a request for benefits is received by the Committee.

                         (3) Election for Deferred Payment. A terminated
                             -----------------------------
Participant, or Beneficiary, if applicable, may request to defer the payment of benefits to a date no later than the Participant's Normal Retirement Date. Such request shall be made in writing to the Committee. If such a request is made, the amount of the benefit to be paid shall be such Participant's vested Account balance as of the Valuation Date elected by the Participant or Beneficiary. Payment shall be made as soon as is administratively feasible following such Valuation Date.

                         (4) Certain Cash-Outs Permitted. Notwithstanding any
                             ---------------------------
provisions contained in this Article VI to the contrary, if the vested value of a terminated Participant's or Beneficiary's Account does not exceed $3,500 (and has not exceeded

$3,500 at the time of any prior distribution), the Committee shall direct, without the consent of the Participant or Beneficiary, that such amounts be paid in a lump sum. Otherwise, such Participant or Beneficiary may not be paid without his written consent.

                    (d)  Latest Distribution Dates. Notwithstanding any
                         -------------------------
provision in the Plan to the contrary, a Participant's entire interest must either:

                         (1) Be distributed to him by his Required Beginning
Date; or

                         (2) Begin to be distributed not later than his Required
Beginning Date over the life of the Participant or the joint lives of the Participant and a designated Beneficiary, or over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and a designated Beneficiary (including a surviving spouse).

           If the distribution of the Participant's interest has commenced in accordance with paragraph (2) above and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used under paragraph (2) above as of the date of his death.

           If the Participant dies before the distribution of his interest has commenced in accordance with paragraph (2) above, the entire interest must be distributed within five years of his death. However, any portion of a Participant's interest payable to a designated Beneficiary (including a surviving spouse) may be paid over the life or a period not extending beyond the life expectancy of such Beneficiary, beginning not later than one year after the date of the Participant's death (or such later date as the Internal Revenue Service may prescribe by Regulations).

           If the designated Beneficiary in the immediately preceding paragraph is the Participant's surviving spouse, the date on which the distributions are required to begin in such preceding paragraph shall not be earlier than the date on which the Participant would have attained age 70-1/2. If the surviving spouse dies before the distributions to such spouse begin, this paragraph shall be applied as if the surviving spouse was the Participant.

           6.05     Waiver of Qualified Joint and Survivor Annuity.  In the
                    ----------------------------------------------
event that the Participant has elected to receive his benefit in any of the optional forms provided in Sections 6.04(b)(2), the following provisions shall become effective:

                    (a)  Participant's Waiver Rights. At any time prior to the
                         ---------------------------
Benefit Commencement Date, the Participant may elect to waive coverage under the qualified joint and survivor annuity. No such waiver shall be effective, however, unless consented to by the Participant's Spouse.

                    (b)  Effect of Participant's Waiver. If a Participant
                         ------------------------------
executes a waiver which is effective under Subsection (a) hereof, such Participant's benefits under the Plan shall be distributed in accordance with
Section 6.04(b)(2) as elected by the Participant.

                    (c)  Form and Content of Participant's Waiver. A
                         ----------------------------------------
Participant's waiver under Subsection (a) hereof shall be in writing in a form acceptable to the Plan Administrator and shall be effective only if delivered to the Plan Administrator during the election period described in Subsection (a) hereof.

                    (d)  Revocation of Waivers. Any waiver delivered by the
                         ---------------------
Participant to the Plan Administrator in accordance with the provisions of Subsection (a) hereof may be revoked by the Participant upon written notice delivered to the Plan Administrator during the required election period.

                    (e)  Spouse's Consent. No Participant's waiver under
                         ----------------
Subsection (a) hereof shall be effective prior to receipt by the Plan Administrator of a spouse's consent, as described in Subsection (f) hereof, nor shall any Participant's waiver under Subsection (a) hereof remain in effect after receipt by the Plan Administrator, during the required election period, of a revocation by such spouse of such consent.

                    (f)  Form and Content of Spouse's Consent. A spouse may
                         ------------------------------------
consent to the receipt by the Participant of benefits in a form other than as a qualified joint and survivor annuity, provided that such consent shall be in writing, in a form acceptable to the Plan Administrator and shall:

                         (1) acknowledge the effect of such consent;

                         (2) be witnessed by a representative of the Plan or by
a notary public;

                         (3) not restrict the Participant as to the alternative
death benefit Beneficiary or Beneficiaries which may be designated by the Participant by reason of the existence of such consent and of the consent described in Section 10.08 of this Plan;

                         (4) be subject to revocation in writing by such spouse
during the required election.

           6.06     Qualified Preretirement Survivor Annuity. The provisions of
                    ----------------------------------------
this Section 6.06 apply only to a Participant who makes an election under
Section 6.04(b)(2)
upon termination of employment to receive his Account in the form of an annuity, who is married on the date of his death, and who dies before his annuity starting date.

                    (a) For purposes of this Section 6.06, a Qualified Preretirement Survivor Annuity means an annuity for the life of the Participant's surviving spouse, provided for by the application of the Account balance of the participant as of the date of his death to the purchase of the annuity.

                    (b) If the provisions of this Section 6.06 apply as of the date of the Participant's death, the Participant's Account shall be distributed to his surviving spouse as a Qualified Preretirement Survivor Annuity.

                    (c) The Plan Administrator shall provide each Participant who makes an election under Section 6.04(b)(2) of an annuity form of benefit with a general written explanation of: (i) the terms and conditions of the Qualified Preretirement Survivor Annuity; (ii) the Participant's right to make, and the effect of, an election not to receive the Qualified Preretirement Survivor Annuity and the rights of the spouse with respect to such an election; and, (iii) the right to make, and the effect of, a revocation of an election not to receive the Qualified Preretirement Survivor Annuity. The general written explanation will be given to the Participant within the following period, whichever ends last: (i) a reasonable period ending after the date upon which an employee becomes an Active Participant; (ii) the period beginning with the first day of the Plan Year containing the Participant's 32nd birthday, and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; and (iii) a reasonable period after this Section 6.06 first applies to the Participant. For purposes of this Section, a "reasonable period" is the end of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date.

                    (d) The Participant may elect to waive the Qualified Preretirement Survivor Annuity at any time after this Section 6.06 first applies to the Participant and during his "election period". A Participant's election period begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, with respect to benefits accrued prior to separation, the election period shall begin on the date of separation.

                    (e) A Participant's waiver of the Qualified Preretirement Survivor Annuity shall not become effective unless the Participant's spouse has consented in writing to such waiver. Such spouse's consent must acknowledge the effect of such election and be witnessed by a notary public. Such consent shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse or the spouse cannot be located. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A revocation of a prior waiver may be made by the Participant without the consent of his spouse at any time prior to the commencement of benefits.

           6.07     Designation of Beneficiary.  Designation of a Beneficiary or
                    --------------------------
Beneficiaries under the Plan shall be governed by the following rules:

                    (a)  Designation Procedure. Subject to the provisions of
                         ---------------------
subsection 6.07(b), each Participant from time to time may designate any person or persons (who may be designated primarily, contingently, or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits will be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee, will be effective only when filed with the Committee during the Participant's lifetime, and may include the Participant's selection of the method of payment of his benefits to the Beneficiary if the Beneficiary is his Eligible Spouse.

           Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation no matter how effected shall not require the consent of any designated Beneficiary except as provided in subsection 6.07(b).

                    (b)  Spousal Consent. No Beneficiary designation shall be
                         ---------------
effective under the Plan unless the Participant's eligible spouse consents in writing to such designation of Beneficiary and form of death benefit to be paid, the eligible spouse's consent acknowledges the effect of such designation, and the eligible spouse's signature is witnessed by a member of the Committee or a notary public.

           Notwithstanding the foregoing, spousal consent to a Participant's Beneficiary designation shall not be required if:

                         (1) The eligible spouse is designated as the only
primary Beneficiary by the Participant, or

                         (2) It is established to the satisfaction of the
Committee that spousal consent cannot be obtained because there is no eligible spouse, because the eligible spouse cannot be located, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

           Any consent by an eligible spouse or any determination that the consent is not required pursuant to paragraphs (1) or (2) above shall be effective only with respect to such spouse.

                    (c) Lack of Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before him or before complete distribution of the Participant's benefits, such Participant's benefits shall be paid to the Participant's eligible spouse, or if there be none surviving, then to the Participant's estate.

                    (d)  Definition of Eligible Spouse. For purposes of the
                         -----------------------------
Plan, a Participant's "eligible spouse" shall be the spouse to whom a Participant was married on the date benefit payments under the Plan commenced pursuant to Section 6.04, or if benefit payments had not so commenced, the spouse to whom the Participant was married on the date of his death.

           6.08     Hardship Withdrawals.  For financial hardship as defined
                    --------------------
below, a Participant, upon written request, may withdraw from his Tax-Deferred Account an amount determined in accordance with Section (b), below.

                    (a) Withdrawals under this Section 6.08 (a) shall be authorized only if the distribution is on account of:

                         (1) expenses incurred or necessary for medical care
described in Code section 213(d) for the Participant, his spouse, his children and dependents;

                         (2) costs directly related to the purchase (excluding
mortgage payments) of a principal residence for the Participant;

                         (3) payment of tuition and related educational fees and
room and board expenses for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; or

                         (4) the need to prevent the eviction of the Participant
from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

           (b) The Committee shall find that the distribution is necessary to meet the Participant's financial need if the amount of the distribution does not exceed the amount required to relieve the financial need, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

           The Committee shall find that the distribution is necessary to meet the Participant's financial need if the need may not be satisfied from other resources that are reasonably available to the Participant. The Participant's resources shall include those assets of the Participant's spouse and minor children that are reasonably available to the Participant.

                    A distribution shall be treated as necessary to satisfy a financial need if the Employer relies upon the Participant's written representation that the need cannot reasonably be relieved through reimbursement or other compensation by insurance, liquidation of the Participant's assets, cessation of salary reduction contributions, other distributions or nontaxable loans from the Plan or other plans maintained by the Employer or any other employer, or by borrowing from other commercial sources on reasonable commercial grounds, in an amount sufficient to satisfy the need.

                    The Committee, in making its determination as to whether a hardship distribution shall be made, may reasonably rely on the representations of the Participant, unless the Committee has actual knowledge to the contrary, and shall not be required to further investigate the Participant's financial situation in order to determine whether to make the distribution.

           6.09     Distributions at Age 59-1/2. A Participant may withdraw all
                    ---------------------------
or a portion of his vested Account balance upon attaining age 59-1/2.

           6.10     Spousal Consent.  Any withdrawal by a Participant who has a
                    ---------------
spouse shall require spousal consent only if the Participant has elected to receive benefits in an annuity form (as described in Section 6.04(b)(2)) upon termination of employment. Any such spousal consent required shall be made in the same manner as provided in Section 6.05.

           6.11     Optional Trustee-to-Trustee Transfers. In the event any
                    -------------------------------------
payment or payments to be made under the Plan to a Participant, a Beneficiary who is the surviving spouse of a Participant, or an alternate payee who is the spouse or former spouse of a Participant would constitute an "eligible rollover distribution" within the meaning of Code section 402(f)(2)(A), such individual may request that such payment or payments be transferred directly from the Trust to the trustee of (a) an individual retirement account described in Code section 408(a), (b) an individual retirement annuity described in Code section 408(b) (other than an endowment contract), (c) an annuity plan described in Code section 403(a), or (d) a qualified trust under Code section 401(a), the terms of which permit the acceptance of eligible rollover distributions; provided, however, that (c) and (d) shall not apply to a Beneficiary who is the surviving spouse of a Participant. Any such request shall be made in writing, on the form prescribed by the Committee for such purpose.

           For purposes of this Section 6.11, eligible rollover distribution shall mean a distribution from the Plan, excluding (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the joint lives (or joint life expectancies) of the individual and the individual's designated Beneficiary, or a specified period of ten (10) or more years, (2) any distribution to the extent such distribution is required under Code section 401(a)(9), and (3) any distribution to the extent such distribution is not included in gross income.

                                  ARTICLE  VII

                               PARTICIPANT LOANS
                               -----------------



    7.01  Loans to Participants.
          ---------------------

          (a) The Committee is authorized to establish a program under which assets of the Plan may be loaned to certain Participants and Beneficiaries of deceased Participants. This loan program shall be administered by the Committee in accordance with any related documents describing procedures to be followed in the administration of the loan program which have been made a part of the Plan.

          (b) Vested Participants and Beneficiaries of deceased Participants who are parties in interest, as that term is defined in section 3(14) of ERISA, shall be eligible to apply for loans from the Plan.

          (c) An individual who is eligible to apply for a loan from the Plan shall hereinafter be called a Borrower.

          (d) All applications for loans shall be made to the Committee on forms which it prescribes. In his application, the Borrower shall specify:

              (1) the amount of the loan being requested, which shall not be less than the minimum loan amount set forth in Section 7.01(k)(1);

              (2) the intended use of the loan proceeds;

              (3) the intended security for the loan; and

              (4) the intended repayment period, which shall be a period authorized under Section 7.01(p)(2).

          (e) Any loan to a Participant who has a spouse shall require spousal consent only if the Participant has elected to receive benefits in an annuity form (as described in Section 6.04(b)(2)) upon termination of employment. Any such spousal consent required shall be made in the same manner as provided in
Section 6.05.

          (f) The Committee shall rule upon loan applications in a uniform and nondiscriminatory manner, taking into consideration only those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. In ruling on a loan application, the Committee shall not consider the Borrower's race, color, religion, sex, age, or national origin, but may consider his creditworthiness, collateral, and financial need.

          (g) The Committee shall deny a request for a loan if the intended use of the loan proceeds is to purchase securities.

          (h) The Committee shall not approve any loan which would exceed the maximum amount described in Section 7.01(k)(2). The Committee may approve a loan of less than the amount requested in a Borrower's application.

          (i) No more than one loan application per Borrower shall be approved during any Plan Year. In no event shall a Borrower be permitted to have more than one loan from this Plan outstanding at any time. A loan must be repaid in its entirety prior to making application for a subsequent loan.

          (j) For purposes of this Section, the Account of a deceased Participant shall be deemed to belong to the Beneficiary of that deceased Participant.

          (k) (1) The Committee in its discretion, shall establish a minimum loan amount, which shall be no more than $1,000.

              (2) The value of a Borrower's outstanding loans under this Plan and all other plans qualified under section 401(a) of the Code which are sponsored by the Employer and Affiliated Employers shall not exceed the lesser of:

                  (i) $50,000, reduced by the excess of (A) the highest outstanding loan balance during the 12 months before a new loan is made, over
(B) the outstanding loan balance on the date of the new loan, or

                  (ii) fifty percent (50%) of the value of the Borrower's vested interest in the Plan, determined as of the Valuation Date preceding the date on which the loan proceeds are paid to the Borrower.

          (l) Loans shall be permissible only from a Participant's Tax-Deferred Account and the vested portions of his Matching Contributions Account and Profit Sharing Account.

          (m) Security for a loan granted pursuant to this Section must be at least equal to the proceeds of the loan.

          (n) Not more than fifty percent (50%) of the Borrower's vested interest in the Plan, valued as of the Valuation Date preceding the date on which the loan proceeds are paid to the Borrower, may be used as security for a loan granted pursuant to this Section.

          (o) The rate of interest to be charged on a given loan shall be determined when that loan is approved by the Committee, and shall be a rate selected by the Committee which the Committee deems to be commensurate with the interest rates being charged at that time by financial institutions which are in the business of making similar types of loans.

          (p) (1) Each loan shall be evidenced by the Borrower's execution of a personal installment note on a form prescribed by the Committee. All loans shall be considered as fixed income investments of a segregated account of the Trust directed by the Borrower.

              (2) Each personal installment note shall specify the period of repayment, which shall be up to 60 months from the date on which the loan proceeds are paid to the Borrower. However, if the purpose of the loan is to acquire a dwelling unit which is to be used as the principal residence of the Borrower, the period of payment may be as long as, but shall not exceed, 180 months.

              (3) Each personal installment note shall specify the rate of interest being charged on the loan.

          (q) All loans shall be repaid in equal installments through payroll deductions or in such other manner as the Committee may determine; provided, however, that payments shall be made at least quarterly. Substantially level amortization of each loan is required over the term of the loan. The level amortization requirement does not apply to a period when the employee is on an Authorized Leave of Absence without pay for up to one year.

          (r) A Borrower may repay the outstanding balance of a loan in a single sum at any time by notifying the Committee of his intent to do so and by forwarding to the Committee payment in full of the outstanding balance, plus interest accrued to the date of payment.

          (s) All loans from the Plan shall be non-renewable.

          (t) The amount of principal and interest repaid by a Borrower shall be credited to that Borrower's Account as each repayment is made.

          (u) If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the Borrower or his Beneficiary in accordance with Article VI.

          (v) Every Participant or Beneficiary receiving a loan hereunder will receive a statement from the Committee clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable "truth-in-lending" laws.

          (w) The Committee will not approve any loan if it is the belief of the Committee that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for Federal income tax purposes, or would imperil the status of the Plan or any part thereof under Code section 401(k).

                                 ARTICLE  VIII

                           ADMINISTRATION OF THE PLAN
                           --------------------------


   8.01   Appointment of Committee.
          ------------------------

          (a) An Administrative Committee (the "Committee") consisting of at least three members shall have the responsibility for the administration of the Plan and shall be the Plan Administrator under this Plan within the meaning of Code section 414(g)(1). The members of the Committee shall be appointed from time to time by the Board and shall signify their acceptance in writing. Members of the Committee shall serve at the pleasure of the Board, except that a member may resign at any time. The members of the Committee shall elect a chairman from among themselves. They shall also elect a secretary who may, but need not be, one of the members of the Committee, and who shall be responsible for maintaining minutes of the Committee meetings and copies of any reports prepared by the Committee. No member of the Committee shall receive any compensation for his service as such.

          (b) In the event the Board does not appoint a Committee to administer the Plan, the Company shall be the Plan Administrator of the Plan and shall have all of the powers and duties hereinafter set forth.

   8.02   Meetings.  The Committee shall hold meetings upon such notice, and at
          --------
such place or places, and at such intervals as it may from time to time be determined, but not less frequently than once each calendar year.

   8.03   Quorum.
          ------

          (a) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at the meeting of the Committee (including those participating by means of conference telephone or similar communications equipment); or without a meeting by instrument in writing signed by a majority of the members of the Committee.

          (b) A member of the Committee shall be entitled to note his dissent to any action of the Committee either by entry of his dissent in the minutes or by forwarding his written dissent to the secretary of the meeting at or immediately after the meeting. Such a member shall not be liable for any act or failure to act of the Committee with respect to the subject of such dissent.

   8.04   Powers, Duties, and Responsibilities of the Committee.  The
          -----------------------------------------------------
Com mittee shall report annually to the Board concerning the performance of the Trustee. The Committee shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries and shall have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency, or supply any omission with respect to the Plan. Any such corrections, reconciliations, interpretations, determinations and completions of the Plan provisions by the Committee shall be final, binding and conclusive upon all parties, including the Employer, the Employees, their families, dependents and any Alternate Payees. The Committee shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty to:

          (a) Determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

          (b) Make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

          (c) Interpret the Plan and to decide any and all matters arising hereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Employees similarly situated;

          (d) Compute or cause to be computed the amount of benefit which shall be payable to any Participant or Beneficiary in accordance with the provisions of the Plan;

          (e) Authorize disbursements from the Trust, provided, however, that any instructions of the Committee to the Trustee shall be evidenced in writing and signed by two members of the Committee delegated with such authority by a majority of the Committee;

          (f) Employ such advisors (including but not limited to attorneys and independent public accountants) and such other technical and clerical personnel as may be required in the Committee's discretion for the proper administration of the Plan;

          (g) Designate, by written instrument maintained in the Company's files, persons to carry out all or part of the responsibilities of the Committee. Such persons shall have such authority as may be delegated to them in such instruments;

          (h) Maintain all necessary records for the administration of the Plan;

          (i) Prepare and file, or cause to be prepared and filed, all information and reports to the Internal Revenue Service and the Department of Labor, and to supply such information and notices to Participants, Beneficiaries, and others as may be required by applicable federal and state law;

          (j) Assist any Participant regarding his rights, benefits, or elections available under the Plan; and

          (k) Review the activities of any person designated to carry out the powers or duties of the Committee and to report to the Board at least once each year on the overall administration of the Plan.

   8.05   Expenses.  The reasonable expenses incident to the operation of the
          --------
Plan, including the compensation of personnel employed pursuant to subsection 9.04(f), may be paid from the Trust, but the Company, in its discretion, may elect at any time to pay part or all thereof directly. In the absence of such advice, or to the extent that expenses exceed those which the Company has elected to pay, the Trust shall pay all expenses of the operation of the Plan. Any such election shall not bind the Employer as to its right to elect, with respect to the same or other expenses at any other time, to have such expenses paid from the Trust.

   8.06   Liability of Committee Members.  No member of the Committee shall
          ------------------------------
be liable for any act of omission or commission except as expressly provided by ERISA.

   8.07   Benefit Claims Procedure: Review Procedure.
          ------------------------------------------

          (a) The Committee shall make all determinations as to the right of any person to a benefit under the Plan. Any Participant, Beneficiary, or the authorized representative of the foregoing may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing addressed or hand-delivered to the Committee in care of the Company.

          (b) The Committee shall have the power, authority, and discretion to determine whether a claimant is eligible for any benefit under the Plan and to construe the terms and provisions of the Plan. The Committee shall determine the entitlement of each claimant to the benefit requested within 90 days after the request is filed unless an extension of time for processing is required. In such event, written notice of the extension shall be furnished to the claimant prior to the expiration of such 90-day period. In no event may an extension exceed an additional 90 days from the expiration of the end of the initial 90-day period. Any such extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision. In the event that the Committee does not respond to a claimant within the foregoing time limit, including any extension, the claimant's request for a benefit shall be deemed to be denied in full and such claimant shall be entitled to proceed to the review stage described in paragraph
(d).

          (c) In the event that a claimant's request for benefits is denied in whole or in part, such claimant shall be furnished with a written notice of the Committee's decision which sets forth (1) the specific reason or reasons for denial; (2) specific reference to the pertinent Plan provisions upon which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why any such material or information is necessary; and (4) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review.

          (d) Any claimant whose request for benefit is denied in whole or in part by the Committee shall be entitled to request such Committee to give further consideration to his claim by filing with such Committee (either by himself or through his authorized representative) a written request for a review. The claimant desiring a review may submit written issues and comments to the Committee for its consideration and shall be entitled to review any documents pertinent to such Committee's decision. The Committee, in its sole discretion, may request a meeting to clarify any matters which it deems appropriate. Subject to the limitations of paragraph (e), the Committee shall render its decision on review as soon as practicable. In the event that no decision is rendered within such limitations, the claimant's request for benefits shall be deemed denied a review.

          (e) Any request for review of the Committee's decision must be filed within 60 days after receipt by the claimant of written notification of denial of his request for benefits. If no request is received within such time limit, the denial of benefits determined by the Committee shall be final. If a request for review is filed, the Committee shall promptly consider such request and shall render its decision thereon within 60 days after the receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing. In no event shall the decision be rendered more than 120 days after the receipt of a request for a review. In the event that at the time such a request for review is filed the Committee has established a practice of holding regularly scheduled meetings on at least a quarterly basis, such decision shall be made at the next ensuing regular meeting unless the request for review is filed within 30 days preceding the date of such meeting. In such event, a decision may be made by the Committee no later than the date of the second ensuing regularly scheduled meeting following the receipt of the request for review, unless special circumstances require a further extension of time for processing.

          In no event may the decision be rendered later than the third meeting of the Committee following the receipt of the request for review.

          8.08      Reliance on Reports and Certificates.  The Committee shall
                    ------------------------------------
be entitled to rely conclusively upon all valuations, certificates, opinions and reports which may be furnished by an accountant, counsel, the Company, Employer, or other person who is employed or engaged for such purposes.

          8.09      Committee Member's Own Benefits.  No member of the Committee
                    -------------------------------
may act, vote, or otherwise influence a decision of the Committee specifically relating to his own benefits under the Plan.

                                  ARTICLE  IX

                            AMENDMENT OR TERMINATION
                            ------------------------


          9.01      Amend or Terminate.  The Company intends to continue the
                    ------------------
Plan indefinitely. Nevertheless, the Company reserves the right in its sole discretion, by action of its Board, to terminate, modify, alter or amend the Plan, in whole or in part, including any amendment deemed necessary to qualify or to ensure the continued qualification of the Plan under applicable federal and state laws. No amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust to purposes other than the exclusive benefit of Participants or their Beneficiaries. A modification, alteration or amendment of the Plan may affect present and future Employees or Participants, but may not reduce the Accounts of any Participant. Furthermore, no amendment to the Plan shall reduce or restrict, either directly or indirectly, any benefit provided any Participant prior to the Amendment. The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to the vesting schedule. In the event the vesting schedule of this Plan is amended, any Participant who has been credited with three or more Years of Service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment.

           9.02     Mergers, Consolidations, and Transfers.
                    --------------------------------------

          (a) The Plan shall not be automatically terminated by the Company's acquisition by or merger into any other company, but the Plan shall be continued after such merger provided the successor company agrees to continue the Plan. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor company, effective as of the date of the merger.

          (b) The merger or consolidation with, or transfer of assets and liabilities to, any other qualified plan shall be permitted only if the benefit each Plan Participant would receive if the Plan were terminated immediately after such merger or consolidation, or transfer of assets and liabilities, would be at least as great as the benefit he would have received had the Plan been terminated immediately before any such transaction.

          9.03      Discontinuance of Contributions. The Employer may
                    -------------------------------
discontinue contributions under the Plan at any time by action of the Board, if the Board, in its sole discretion, shall determine that business circumstances make such action necessary or desirable. The Employer shall then decide, by written notice delivered to the Trustee, whether to terminate the Trust and make distributions in accordance with the Plan. Following any such discontinuance, no new Participants shall be eligible for coverage under the Plan, and the Employer shall make no further contributions. Such discontinuance of contributions hereunder shall not apply to any contributions payable by an Employer for the Plan Year in which such resolution is adopted but shall operate to relieve the Employer of any obligation to make contributions for all subsequent years.

          9.04      Vesting Upon Termination, Partial Termination, or
                    -------------------------------------------------
Discontinuance of Contributions.  In the event of termination or partial
-------------------------------
termination of the Plan, or in the event of a permanent discontinuance of contributions to the Plan by an Employer, the Accounts of all affected Participants as of the date of such termination, partial termination, or discontinuance shall become 100% vested and nonforfeitable. Upon such event, the assets of the Trust shall otherwise be held and administered by the Trustee for the benefit of the Participants in the same manner and with the same powers, rights, duties, and privileges herein prescribed until the Trust has been fully distributed pursuant to the provisions of Article VI.

          9.05      Option to Distribute Assets.  The Board may, at the time of
                    ---------------------------
terminating the agreement of an Employer to make contributions hereunder, or at any time thereafter, by written notice to the Trustee, direct either:

                    (a) Complete distribution of the assets in the Trust to the Participants and Beneficiaries of such Employer in cash or in kind, or

                    (b) Continuation of the Trust and the distribution of benefits at such time and in such manner as though the Plan had not been terminated.

          Distribution of benefits under this Section 9.05 shall be made in a manner consistent with the requirements of Section 6.04.

                                   ARTICLE  X

                               GENERAL PROVISIONS
                               ------------------


          10.01     No Guarantee of Employment.  The Plan shall not be deemed to
                    --------------------------
constitute a contract between an Employer and any Employee or to be consideration or inducement for the employment of any Employee by an Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the rights of an Employer to discharge him at any time.

          10.02     Payments to Minors and Incompetents.  If the Committee
                    -----------------------------------
determines that any person to whom a payment is due hereunder is unable to care for his affairs because of physical or mental disability or because he is a minor, the Committee shall have the authority to cause the payments to be made to such person's guardian or legal representative without responsibility of the Employer or the Trustee to see to the application of such payments. Payments made pursuant to such authority shall operate as a complete discharge of the obligations of the Company, the Employer, the Trustee, and the Trust.

          10.03     Non-Alienation of Benefits.  Except with respect to federal
                    --------------------------
income tax withholding, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, encumbrance, charge, execution, levy, or pledge of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, garnish, encumber, charge, or otherwise dispose of any right to benefits payable hereunder, shall be void.

          10.04     Qualified Domestic Relations Order.  Notwithstanding the
                    ----------------------------------
above, after January 1, 1985, the Committee may direct the Trustee to comply with a Qualified Domestic Relations Order. A Qualified Domestic Relations Order is a judgment, decree, or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant ("Alternate Payee") and which:

                    (a) Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; and

                    (b) Specifies (1) the name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order, (2) the amount or percentage of the Participant's Plan benefits to be paid to any Alternate Payee or the manner in which such amount or percentage is to be determined, and (3) the number of payments or the period to which the order applies and each plan to which the order relates; and

                    (c)  Does not require the Plan to:

                         (1) Provide any type or form of benefit or any option
not otherwise provided under the Plan;

                         (2) Provide increased benefits; or

                         (3) Pay benefits to an Alternate Payee that are
required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

          Upon receipt of any judgment, decree, or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a state domestic relations law, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of such judgment, decree, or order and shall notify the affected Participant and any Alternate Payee of the Committee's procedure for determining whether or not the judgment, decree, or order is a Qualified Domestic Relations Order.

          The Committee shall establish a procedure to determine the status of a judgment, decree, or order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

          During any period in which the issue of whether a judgment, decree, or order is a Qualified Domestic Relations Order is being determined (by the Committee, a court of competent jurisdiction, or otherwise), the Committee shall segregate in a separate account under the Plan the amount, if any, which would have been payable to the Alternate Payee during such period if the judgment, decree, or order had been determined to be a Qualified Domestic Relations Order.

          If the judgment, decree, or order is determined to be a Qualified Domestic Relations Order within the 18-month period following the receipt by the Committee of the

Qualified Domestic Relations Order, then payment from the segregated account shall be paid to the appropriate Alternate Payee. If such a determination is not made within the 18-month period, the segregated account shall be returned to the Participant's Accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order, judgment, or decree had been received by the Committee.

          If distributions are made pursuant to the requirements of a Qualified Domestic Relations Order prior to a Participant's termination of employment and prior to the date the Participant is 100% vested in his Matching Contributions Account, the Participant's vested interest in his Matching Contributions Account shall not become greater due to the prior distribution(s) made pursuant to the Qualified Domestic Relations Order.

          Notwithstanding anything in this Plan to the contrary, a Qualified Domestic Relations Order may provide that any benefits of a Participant payable to an Alternate Payee shall be distributed immediately or at any other time specified in the order. If the order does not specify the time at which benefits shall be payable to the Alternate Payee, the Alternate Payee may elect to have benefits payable as of a Participant's termination of employment in accordance with Section 6.03, or in accordance with Sections 6.02 or 6.01, but as of the Alternate Payee's death or Disability, respectively.

          10.05     Evidence of Survivor.  If the Committee or the Trustee with
                    --------------------
the assistance of the Committee cannot make payment of any amount to a Participant or Beneficiary within five years after such amount becomes payable because the identity or whereabouts of such Participant or Beneficiary cannot be ascertained, the Committee, at the end of such five-year period, shall direct that all unpaid amounts which would have been payable to such Participant or Beneficiary be treated as a Forfeiture as provided for in Section 4.03.

          10.06     Governing Law.  The provisions of the Plan shall be
                    -------------
construed and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by applicable federal law.

          10.07     Uniform Administration.  Whenever in the administration of
                    ----------------------
the Plan any action by the Company, Employer, or the Committee is required with respect to the eligibility or classification of Employees or to the determination or payment of benefits, such action shall be uniformly applied to all persons similarly situated.

          10.08     Source of Payments.  Benefits under this Plan shall be
                    ------------------
payable only out of the Trust, and the Employer shall not have any legal obligation, responsibility or liability to make any direct payment of benefits due under the Plan. Neither the Company, Employer, nor the Trustee makes any guarantee to Participants or Beneficiaries against the loss or depreciation in the value of the Trust or guarantees the payment of any benefits hereunder. No person shall have any right under the Plan with respect to the Trust, or against the Trustee, the Company, the Employer, or any employee or director of the Trustee, except as specifically provided herein.

                                  ARTICLE  XI

                        ADOPTION OF PLAN BY SUBSIDIARIES
                        --------------------------------


          11.01     Procedure for Adoption.  Any subsidiary of the Company
                    ----------------------
either now in existence or hereafter formed or acquired, may at any time, by action of the Board of Directors, adopt the Plan and the related Trust for its employees and thereby become an "Employer" for the purposes of the Plan. Such adoption shall be effective with respect to any such subsidiary as of such date of effectiveness as may be specified by its Board of Directors, but only if the Company, on or before such date, shall have consented to such adoption and date of effectiveness by action of its Board of Directors. It shall not be necessary, in order for any such adoption to be effective, that the adopting subsidiary sign or execute the Plan or the Trust, either as originally executed or as the same may hereafter be amended. From and after the effective date of any such adoption, the adopting subsidiary shall assume all the rights, obligations, and liabilities of an Employer hereunder and under the Trust, but the administrative powers and control of the Company, as provided in the Plan and Trust, including the sole right of the Company to amend the Plan and Trust and the sole right to appoint and remove the Trustee, members of the Committee, and their successors, shall not be diminished by reason of any such adoption.

          11.02     Termination of Participation by Other Employers.  Any
                    -----------------------------------------------
participating Employer other than the Company may withdraw from the Plan and Trust at any time without affecting any other Employer not withdrawing by complying with the provisions of Section 12.03 hereof. In addition, the Company may, in its absolute discretion, terminate any adopting Employer's participation in the Plan at any time when, in the Company's judgment, such Employer is failing or refusing to discharge its obligations under the Plan.

          11.03     Termination Rights of Other Employers.  Any Employer other
                    -------------------------------------
than the Company shall have the right, in its sole discretion, by action of its Board of Directors, to terminate this Plan at any time insofar as it relates to its own Employees; and from and after any such termination, the rights of all Participants who are Employees of such Employer shall be nonforfeitable. Any such action shall be evidenced by written instrument executed in the name of the terminating Employer under its corporate seal by its proper officer or officers thereunto duly authorized and shall be effective upon delivery by such Employer of an executed copy of such instrument to the Company and to the Trustee. The rights of the Company to terminate this Plan are provided for in Article IX.

                                 *  *  *  *  *

      IN WITNESS WHEREOF, TELESPECTRUM WORLDWIDE INC., the Company, has caused this Plan to be executed on the _____ day of _________________, 1997.


(SEAL)                            TELESPECTRUM WORLDWIDE INC.



                                  By:
                                     --------------------------



ATTEST:


----------------------

                                   APPENDIX A

                               Predecessor Plans

Plan Name                                           Merger Date
---------                                           -----------
NBG Services, Inc. 401(k) Savings Plan              January 1, 1997

The Response Center 401(k) Profit Sharing Plan      January 1, 1997

Southern Alloy, Inc. Profit Sharing Plan            January 1, 1997
(covering SOMAR, Inc. employees)

TeleSpectrum, Inc. 401(k) Plan                      January 1, 1997

                                   APPENDIX B

                      Service Credit for Prior Employment

Any period of employment with the following companies shall be taken into account for purposes of determining a Participant's Hours of Service, Years of Eligibility Service and Years of Service:

              Harris Direct Marketing, Inc.
              NBG Services, Inc.
              The Reich Group, Inc.
              The Response Center, Inc.
              SOMAR, Inc.
              TeleSpectrum, Inc.
              TARP, Inc.
              CRW Financial, Inc.
              Interactive Voice Response - A Division of Voice FX